Exhibit 5.1

_______________, 2007

Board of Directors
Beneficial Mutual Bancorp, Inc.
510 Walnut Street
Philadelphia, Pennsylvania 19106

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for Beneficial Mutual Bancorp, Inc., a federal corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) initially filed on March ___, 2007 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance by the Company of (i) up to 23,606,625 shares (the “Offering Shares”) of common stock, $.01 par value per share, of the Company (the “Common Stock”) in a subscription offering, a community offering and a syndicated community offering (the “Offerings”) pursuant to the Company’s Plan of Stock Issuance, as adopted on November 30, 2006 and as amended and restated on March 8, 2007 (the “Plan of Stock Issuance”); (ii) up to 950,000 shares (the “Foundation Shares”) of Common Stock to The Beneficial Foundation, a privately-owned charitable foundation to be formed in connection with the transaction; and (iii) up to 11,883,350 shares (the “Merger Shares”) of Common Stock to the shareholders of FMS Financial Corporation (“FMS Financial”), a New Jersey corporation, pursuant to an Agreement and Plan of Merger, by and between the Company, Beneficial Mutual Savings Bank (the “Bank”), Beneficial Savings Bank MHC and FMS Financial and Farmers and Mechanics Bank, dated as of October 12, 2006 (the “Merger Agreement”), pursuant to which FMS Financial will be merged with and into the Company (the “Merger”).

In the preparation of this opinion, we have examined originals or copies furnished to us of: (i) the Company’s charter (the “Charter”); (ii) the Company’s Bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Stock Issuance; (vi) the Merger Agreement; (vii) the trust agreement for the Bank’s employee stock ownership plan (the “ESOP”) and the form of loan agreement between the Company and the ESOP; and (viii) the form of stock certificate approved by the Board of Directors of the Company to represent shares of Common Stock. We have also examined originals or copies of such documents, corporate

Board of Directors
Beneficial Mutual Bancorp, Inc.
_______________, 2007

records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinions set forth below, we do not express any opinion concerning law other than the laws of the United States of America. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

For purposes of this opinion, we have assumed that, prior to the issuance of any shares, the Registration Statement, as finally amended, will have become effective under the Act, and that the Merger will have become effective.

Based upon and subject to the foregoing, it is our opinion that:

(1)	the Offering Shares, when issued and sold in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable;

(2)
the Foundation Shares, when issued and contributed to The Beneficial Foundation in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable; and

(3)	the Merger Shares, when issued and exchanged in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the Company’s Application on Form MHC-2 to the Office of Thrift Supervision (the “Form MHC-2”), and to the reference to our firm under the heading “Legal and Tax Opinions” in the prospectus which is part of such Registration Statement, as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Stock Issuance that is filed

Board of Directors
Beneficial Mutual Bancorp, Inc.
_______________, 2007

pursuant to Rule 462(b) under the Act, and to the reference to our firm in the Form MHC-2. In giving such consent, we do not admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, MULDOON MURPHY & AGUGGIA LLP